Exhibit 99.1

Press Release

TNS, Inc. Announces Second Quarter 2004 Financial Results

- Adjusted Earnings Increase 82% -

RESTON, Va. – July 22, 2004 –TNS, Inc. (NYSE: TNS) a leading provider of business-critical, cost-effective data communications services for transaction-oriented applications, today reported second quarter 2004 results.

Total revenue for the second quarter of 2004 increased 12.6% to $60.9 million from second quarter 2003 revenues of $54.1 million.  Gross margin in the second quarter of 2004 of 52.2% increased 620 basis points from second quarter 2003 gross margin of 46.0%.  Second quarter 2004 GAAP net income attributable to common stockholders was $1.5 million, or $0.05 per share, versus a second quarter 2003 GAAP net loss attributable to common stockholders of $4.7 million, or $(0.38) per share. Earnings before interest, taxes, depreciation, and amortization (EBITDA) before stock compensation expense for the second quarter of 2004 increased 30.4% to $15.9 million from second quarter 2003 EBITDA before stock compensation expense of $12.2 million. Adjusted earnings for the second quarter of 2004 increased 82.2%to $6.0 million, or $0.22 per share, from second quarter 2003 adjusted earnings of $3.3 million, or $0.27 per share (EBITDA before stock compensation expense, adjusted earnings and adjusted earnings per share are non-GAAP measures.  See “Financial Measures” below for a discussion of these metrics).

As previously announced during the quarter, on May 21, 2004, the Company completed the purchase of two groups of assets from the bankrupt U.S. Wireless Data, Inc. (USWD).  The Company paid $6.1 million for the assets related to USWD’s Synapse platform and paid $3.7 million for the assets related to USWD’s vending operations.  The Synapse assets enable wireless point-of-sale/point-of-service terminals to initiate transactions for mobile and other merchants, and the vending assets support cashless transactions at vending machines.  This strategic purchase is intended to advance TNS’ wireless capability to service existing customers as well as to penetrate new vertical markets. The integration of the USWD assets is proceeding smoothly, with the acquired Synapse assets being combined into existing point-of-sale/point-of-service offerings.

Jack McDonnell, Chairman and CEO, commented, “TNS’ second quarter earnings were at the high end of our stated range of expectations, with a strong gross margin performance due to increased revenues and expense management.  Our International Services Division, Financial Services Division and Telecommunications Services Division all experienced continued strong top-line momentum that more than offset lower POS division revenue.  These overall results demonstrate continued progress on our strategy to leverage TNS’ core strengths to capture strong growth opportunities and diversify our services portfolio and revenue mix through organic expansion and strategic acquisitions.”

Mr. McDonnell concluded, “As we have previously indicated, we have been negotiating for a new contract with First Data Corp. While we are awaiting a response to our latest proposal, based upon the current status of negotiations and recent communications that FDC made to certain of its customers that we became aware of in the last week, at this time we believe that FDC may not remain a significant domestic POS customer in 2005.  Despite the potential decline in business from FDC, we are confident that we will meet the current range of published analysts’ adjusted earnings estimates for the remainder of 2004 and for 2005 because of the shift in our revenue mix away from POS to our other divisions, the significant growth opportunities in these other divisions, and our initiatives in emerging POS markets.”

Financial Review:

•                  Second quarter 2004 total revenue increased 12.6% to $60.9 million from second quarter 2003 revenue of $54.1 million. Included in revenue are the following components:

•                  Revenue from the International Services Division increased 62.2% to $17.9 million from second quarter 2003 revenue of $11.1 million. ISD revenue sharply increased through higher volumes from our POS customers mainly in the U.K., Australia, France and Spain.

•                  Revenue from the Financial Services Division increased 19.7% to $6.2 million from second quarter 2003 revenue of $5.1 million through growth in the number of customer connections.

•                  Revenue from the Telecommunication Services Division increased 19.4% to $8.2 million from second quarter 2003 revenue of $6.9 million primarily through increased usage of call signaling services.

•                  Revenue from the POS Division decreased 7.8% to $28.6 million on 1.86 billion transactions from $31.0 million in second quarter 2003 on 1.99 billion transactions as a result of continuing price compression as well as a decline in transaction volumes.

•                  Second quarter 2004 gross margin of 52.2% increased 620 basis points from second quarter 2003 reflecting increased contribution from ISD, FSD and TSD as well as continued network cost improvements.

Total revenue for the first six months of 2004 increased 15.6% to $121.1 million from first half 2003 revenues of $104.8 million.  Gross margin in the first half of 2004 of 50.6% increased 540 basis points from first half 2003 gross margin of 45.2%.  Earnings before interest, taxes, depreciation, amortization (EBITDA) before stock compensation expense for the first half of 2004 increased 35.8% to $31.0 million from first half 2003 EBITDA before stock compensation expense of $22.8 million. First half 2004 GAAP net loss attributable to common stockholders was $(3.6) million, or $(0.17) per share, versus a first half 2003 GAAP net loss of $(10.7) million, or $(0.87) per share. Adjusted earnings for the first half of 2004 roughly doubled to $10.9 million, or $0.52 per share, from first half 2003 adjusted earnings of $5.5 million, or $0.44 per share.

Outlook:

•                  Total revenue growth of 8-10% to $62.0-$63.0 million in the third quarter of 2004 versus $57.2 million in the third quarter 2003.

•                  Adjusted earnings of $6.0-$6.5 million in the third quarter of 2004 versus $5.4 million in the third quarter of 2003.

Henry Graham, Executive Vice President and CFO, commented, “Our mix of revenue continues to shift towards our rapidly growing international, financial and telecommunications businesses, which together now account for 53% of revenue, further lessening the contribution of our POS division.  This year, we look for the growth in these divisions to offset decreases in the POS business and continue to target revenue growth of 10-12% and solid EBITDA and adjusted earnings growth.”

Financial Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release the Company presents EBITDA before stock compensation expense, adjusted earnings and adjusted earnings per share, which are non-GAAP measures. EBITDA is determined by taking income from operations and adding back certain non-cash items, including amortization of intangible assets, depreciation and amortization of property and equipment and stock compensation expense. Adjusted earnings is determined by taking pretax income or loss after equity in net loss of unconsolidated affiliate and adding back certain non-cash items, including amortization of intangible assets, stock compensation expense and the write-off of debt issuance costs, and the result is tax effected at a 38% rate. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors because these metrics provide a more focused measure of operating results. These metrics are an integral part of the Company’s internal reporting to measure operations of the Company and the performance of senior management. A reconciliation to comparable GAAP measures is available in the accompanying schedule. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call

TNS will host a conference call to discuss second quarter 2004 financial results on Thursday, July 22, 2004, at 5:00 p.m. Eastern Time.  The dial-in number for the conference call is (617) 786-2904, passcode #71773074.  The call is also being webcast and there will be an accompanying slide presentation, which can be accessed at TNS’ web site at www.tnsi.com.  For those who cannot listen to the live broadcast, a replay of the call will be available from July 22, 2004 at 7:00 p.m. through August 22, 2004, and can be accessed by dialing (617) 801-6888, passcode #21855438.

About TNS

TNS is one of the leading providers of business-critical, cost-effective data communications services for transaction-oriented applications and operates through its wholly owned subsidiary Transaction Network Services, Inc. TNS provides rapid, reliable and secure transaction delivery platforms to enable transaction authorization and processing across several vertical markets and trading communities.

Since its inception in 1990, TNS has designed and implemented multiple data networks, each designed specifically for the transport of transaction-oriented data. TNS’ networks support a variety of widely accepted communications protocols and are designed to be scalable and accessible by multiple methods. TNS’ network technologies have been deployed in the United States and internationally, and TNS’ network has become a preferred network servicing the trading community, wireless and wireline carriers, and the card processing and dial-up automated teller machine markets. For further information about TNS, please refer to www.tnsi.com.

The statements contained in this release that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These

forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control; the Company’s ability to identify, execute or effectively integrate future acquisitions; the Company’s ability to adapt to changing technology; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised New York Stock Exchange listing standards, Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s prospectus filed with the SEC on March 16, 2004.  In addition, the statements in this press release are made as of July 22, 2004.  The Company expects that subsequent events or developments will cause its views to change.  The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to July 22, 2004.

CONTACT:	TNS, Inc.	Lippert/Heilshorn & Associates
	Pam Preston Bentley, 703-453-8509	Jody Burfening/Carolyn Capaccio
	investorrelations@tnsi.com	212-838-3777

TNS, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Revenues	$60,940	$54,119	$121,096	$104,750
Operating expenses:
Cost of network services	29,133	29,236	59,825	57,413
Engineering and development	3,494	3,096	6,932	5,969
Selling, general, and administrative	12,806	9,638	23,825	18,626
Depreciation and amortization of property and equipment	4,950	4,825	9,756	9,606
Amortization of intangible assets	6,196	6,285	14,705	12,571
Total operating expenses	56,579	53,080	115,043	104,185
Income from operations	4,361	1,039	6,053	565
Interest expense	(1,004)	(2,943)	(5,437)	(5,821)
Interest and other income (expense)	(218)	884	(82)	1,458
Income (loss) before income taxes and equity in net loss of unconsolidated affiliate	3,139	(1,020)	534	(3,798)
Income tax (provision) benefit	(1,612)	5	(630)	348
Equity in net loss of unconsolidated affiliate	(61)	—	(98)	—
Net income (loss)	1,466	(1,015)	(194)	(3,450)
Dividends on preferred stock	—	(3,702)	(3,428)	(7,284)
Net income (loss) attributable to common stockholders	$1,466	$(4,717)	$(3,622)	$(10,734)

Basic net income (loss) per common share	$0.05	$(0.38)	$(0.17)	$(0.87)

Diluted net income (loss) per common share	$0.05	$(0.38)	$(0.17)	$(0.87)

Basic weighted average common shares outstanding	26,778,520	12,373,369	20,842,355	12,373,316

Diluted weighted average common shares outstanding	27,206,244	12,373,369	21,090,557	12,373,316

TNS, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$12,413	$11,074
Accounts receivable, net	46,553	41,490
Other current assets	8,896	7,457
Total current assets	67,862	60,021
Property and equipment, net	44,453	45,745
Goodwill and identifiable intangible assets, net	223,217	228,372
Other assets	8,766	8,221
Total assets	$344,298	$342,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$11,500	$28,731
Accounts payable, accrued expenses and other current liabilities	38,495	42,072
Deferred revenue	9,801	7,320
Total current liabilities	59,796	78,123
Long-term debt, net of current portion	69,510	121,664
Other liabilities	4,401	3,614
Total liabilities	133,707	203,401

Class A redeemable convertible preferred stock	—	176,470

Total stockholders’ equity (deficit)(1)	210,591	(37,512)
Total liabilities and stockholders’ equity	$344,298	$342,359

(1) The Company completed its initial public offering of 4,420,000 shares of common stock on March 16, 2004.  In connection with the IPO, the Company converted all of its outstanding Class A redeemable convertible preferred stock plus accrued and unpaid dividends into 9,984,711 shares of common stock.  As of June 30, 2004 TNS had 26,778,953 common shares outstanding.

TNS, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Net income (loss)	$1,466	$(1,015)	$(194)	$(3,450)
Non-cash and working capital items	13,026	8,869	19,776	24,236
Net cash provided by operating activities:	14,492	7,854	19,582	20,786
Purchases of property and equipment	(5,084)	(2,722)	(8,204)	(7,264)
Purchase of Synapse assets from USWD	(6,077)	—	(6,077)	—
Purchase of vending assets from USWD	(3,748)	—	(3,748)	—
Investment in affiliated entity	(100)	(100)	(100)	(100)
Purchase of Openet S.r.l., net of cash acquired	—	—	—	(1,985)
Net cash used in investing activities:	(15,009)	(2,822)	(18,129)	(9,349)
Proceeds from issuance of long-term debt, net	5,500	—	84,531	—
Payment of refinancing costs	—	(588)	—	(588)
Repayment of long-term debt	(2,750)	(3,010)	(155,896)	(6,991)
Payment of dividend on preferred stock	—	—	(173)	—
Proceeds from stock option exercises	12	—	16	14
Net proceeds (offering costs) from issuance of common stock	(82)	—	71,516	—
Net cash provided by (used in) financing activities:	2,680	(3,598)	(6)	(7,565)
Effect of exchange rates on cash and cash equivalents	(667)	(387)	(108)	(700)
Net increase in cash and cash equivalents	1,496	1,047	1,339	3,172
Cash and cash equivalents, beginning of period	10,917	8,109	11,074	5,984
Cash and cash equivalents, end of period	$12,413	$9,156	$12,413	$9,156

TNS, Inc.

Reconciliation of Non-GAAP Information

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

EBITDA before stock compensation expense:
Income from operations (GAAP)	$4,361	$1,039	$6,053	$565
Add back the following items:
Depreciation and amortization of property and equipment	4,950	4,825	9,756	9,606
Amortization of intangible assets	6,196	6,285	14,705	12,571
Stock compensation expense	362	23	438	53
EBITDA before stock compensation expense	$15,869	$12,172	$30,952	$22,795

Adjusted Earnings:
Income (loss) before income taxes and equity in net loss of unconsolidated affiliate (GAAP)	$3,139	$(1,020)	$534	$(3,798)
Add back the following items:
Equity in net loss of unconsolidated affiliate	(61)	—	(98)	—
Amortization of intangible assets	6,196	6,285	14,705	12,571
Other debt related costs (2)	—	—	2,022	—
Stock compensation expense	362	23	438	53
Adjusted earnings before income taxes	9,636	5,288	17,601	8,826
Income tax provision at 38%	3,662	2,009	6,688	3,354
Adjusted earnings	$5,974	$3,279	$10,913	$5,472

Weighted average common shares – diluted	27,206,244	12,373,369	21,090,557	12,373,316

Adjusted earnings per common share – diluted	$0.22	$0.27	$0.52	$0.44

(2) Represents the non-cash write-off of debt issuance costs associated with the early payoff of term debt.

# # #